_________
_________


FOR IMMEDIATE RELEASE              For more information contact:
                                   Rexford Peterson
                                   Chief Financial Officer
                                   314-349-3500

__________
__________     RAWLINGS RECALLS SLOW PITCH SOFTBALL ALUMINUM BATS


St. Louis, Missouri, May 20, 1999    Rawlings Sporting Goods,
Inc., (NASDAQ:"RAWL") initiated a recall today of its slow pitch softball aluminum bats for safety reasons. The consumer press release is attached.

The bats, which have been sold since October 1997, are being recalled because of instances of the tops of the bat shearing off during use. The recall is limited to slow pitch softball aluminum bats since these include a screwed in end weight, which appears to be creating the stress and shearing.

Commenting on the recall, Steve O'Hara, Chairman and CEO, said, "We're disappointed that testing in 1997 did not reveal this possibility and that a recall is now necessary. We are grateful to the Consumer Product Safety Council for their guidance and experience in helping us execute this recall quickly before any serious injuries might occur."

Commenting on the financial impact of the recall, Mr. O'Hara continued, "From a financial perspective, fortunately, slow pitch softball aluminum bats have been a small part of Rawlings' business. The bats are manufactured and designed by a third party and we have purchased less than 70,000 of the models involved and sold approximately 45,000 to retailers. We expect the total charge for the recall to be approximately a few cents per share this quarter. Since we use outside suppliers to design and build these bats, any further costs associated with the recalled inventory will be determined after consultation with others included in the production process including the bat designer and bat manufacturer.

Rawlings Sporting Goods markets baseball gloves, balls and bats, as well as basketballs, footballs, protective equipment and team uniforms, under the Rawlings brand name. It also sells hockey sticks and protective equipment under the Vic brand name.

Certain information discussed in this news release includes forward-looking statements that involve risks and uncertainties such as statements involving the likely financial impact of this recall on sales and earnings and the ability of the company to repair the product or recover inventory costs from suppliers. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements. Other factors that could cause or contribute to such differences include, but are not limited to, quarterly fluctuations in results, ongoing changes in customer buying patterns, retail sell rates for the Company's products, demand and performance of the Company's new products, which may result in more or less orders than those anticipated and the impact of competitive products and pricing. In addition, other risks and uncertainties are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended August 31, 1998.

                         NEWS  FROM CPSC
________________________________________________________________

             U.S. CONSUMER PRODUCT SAFETY COMMISSION
OFFICE OF INFORMATION AND PUBLIC AFFAIRS   WASHINGTON, D.C. 20207

FOR IMMEDIATE RELEASE              CONTACT: YOLANDA FULTZ-MORRIS
MAY 20, 1999                       (301) 504-0580 EXT. 1219
RELEASE # 99-113

CPSC, RAWLINGS SPORTING GOODS CO. INC. ANNOUNCE RECALL OF
SOFTBALL BATS

WASHINGTON, D.C.   In cooperation with the U.S. Consumer Product
Safety Commission (CPSC), Rawlings Sporting Goods Co. Inc., of St. Louis, Mo., is voluntarily recalling about 45,000 slow-pitch softball bats. The tops of the bats can shear off during use, posing an injury hazard to batters and bystanders.
     CPSC and Rawlings have received 16 reports of the top of the bats shearing off. No injuries have been reported.
     The bats subject to this recall are Rawlings slow-pitch aluminum softball bats with model numbers SBZ2, SBZ3, SBZ4, SBB3, SBB4, SBB5, SBB6, SBB7, SPT-PK2, and DUAL-E. "Rawlings" and the model numbers can be found on the barrel of each bat. The bats are adult sized, and come in various colors.
     Major retailers, including Wal-Mart, Target and Kmart, and sporting goods stores nationwide sold the bats from September 1997 through May 1999 for between $40 and $200.

     Consumers should stop using the recalled bats immediately and call Rawlings at (800) 367-3455 between 7 a.m. and 4 p.m. CDT Monday through Friday for instructions on returning the bats for a refund. Consumers also can write to Rawlings at P.O. Box 22000, St. Louis, Mo., 63126.

                              -more-
(bats)

     The U.S. Consumer Product Safety Commission protects the public from unreasonable risks of injury or death from 15,000 types of consumer products under the agency's jurisdiction. To report a dangerous product or a product-related injury, call CPSC's hotline at (800) 638-2772 or CPSC's teletypewriter at
(800) 638-8270, or visit CPSC's web site at
http://www.cpsc.gov/talk.html. For information on CPSC's fax-on-demand service, call the above numbers or visit the web site at http://cpsc.gov/about/who.html. To order a press release through fax-on-demand, call (301) 504-0051 from the handset of your fax machine and enter the release number. Consumers can obtain this release and recall information at CPSC's web site at http://www.cpsc.gov. To establish a link from your web site to this press release on CPSC's web site, create a link to the following address:
http://www.cpsc.gov/cpscpub/prerel/prhtml99/99113.html.
####

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To download, place the cursor on the image, click and hold the
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